UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On March 4, 2010, Red Robin Gourmet Burger, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Clinton Group, Inc. and Spotlight Advisors, LLC on behalf of themselves and their respective affiliated funds, persons and entities (collectively, the “Investor Group”). One or more persons or entities included as part of the Investor Group are stockholders of the Company.  On March 4, 2010, the Company issued a press release announcing that it had entered into the Agreement.

The Agreement provides that, among other things, the Company’s Board of Directors will appoint Robert Aiken, Lloyd Hill and Stuart Oran to the Board of Directors,  identify and appoint one additional candidate to serve as an independent director on the Board of Directors, approve an amendment to the Company’s Certificate of Incorporation adopting a majority voting standard for the election of directors that will be submitted to the Company’s stockholders for consideration at the 2010 annual stockholders meeting, amend its Amended and Restated 2007 Performance Incentive Plan (the “Plan Amendment”) to specifically prohibit certain actions that may be construed as option repricing, including cash tender offers for underwater options, and that the members of the Investor Group will abide by certain confidentiality, standstill, and together with the Company, nondisparagement obligations, through December 31, 2010, or under certain circumstances, such earlier date as defined under the Agreement.

On March 3, 2010, the Board also adopted the Plan Amendment which prohibits certain actions that may be construed as option repricing, including cash tender offers for underwater options.

The descriptions of the Agreement and the Plan Amendment in this report do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Plan Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. A copy of the press release issued on March 4, 2010 is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2010, the Company appointed Robert Aiken, Lloyd Hill and Stuart Oran to its Board of Directors, increasing the size of the Board from eight to eleven members. Mr. Aiken will serve as a Class I director until the 2012 annual meeting of stockholders, and Messrs. Hill and Lloyd will serve as Class II directors until the 2010 annual meeting of stockholders.  The Board expects to appoint each new director to serve on the Nominating and Governance Committee and/or the Compensation Committee, and each new director will be considered for the Audit Committee based on suitable experience.  None of Messrs. Aiken, Hill or Oran nor any related person of each of them has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.  Each new director will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies.  The information set forth under Item 1.01 of this

Form 8-K, as well as the press release attached to this report as Exhibit 99.1, is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement among Red Robin Gourmet Burgers, Inc., Spotlight Advisors, LLC and Clinton Group, Inc. dated as of March 4, 2010.
10.2	First Amendment to Amended and Restated 2007 Performance Incentive Plan.
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Annita M. Menogan, Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement among Red Robin Gourmet Burgers, Inc., Spotlight Advisors, LLC and Clinton Group, Inc. dated as of March 4, 2010.
10.2	First Amendment to Amended and Restated 2007 Performance Incentive Plan.
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated March 4, 2010.